UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VanEck Vectors ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:

VanEck Vectors High-Yield Municipal Index ETF	Cboe BZX Exchange, Inc.	26-1171115

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the VanEck Vectors High-Yield Municipal Index ETF, an investment portfolio of VanEck Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 2,613 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on August 24, 2018, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.          The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 2,287 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 25, 2016.

2.          The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 2,287 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 25, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANECK Vectors ETF Trust

Date: December 26, 2018	By:	/s/ Matthew A. Babinsky
Matthew A. Babinsky
Assistant Vice President